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                                                                    EXHIBIT 12.7

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC DEVELOPMENT FUND III
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                 Three       Three
                                                                                                 Months      Months
                                      Year End.   Year End.   Year End.  Year End.  Year End.     End.        End.
                                         1996       1997        1998       1999       2000      3/31/00     3/31/01
                                      -----------------------------------------------------------------------------

Earnings:
  Pretax income (loss)                 $  47      $(871)      $  38      $  (7)      $ (25)      $ (16)      $ (23)

Fixed Charges:
  Interest expense                       264        299         --         --          --          --          --
  Interest factor of rental expense      --         --          --         --          --          --          --
                                      -----------------------------------------------------------------------------
             Total fixed charges         264        299         --         --          --          --          --
                                      -----------------------------------------------------------------------------

             Total earnings              311       (572)         38         (7)        (25)        (16)        (23)

             Total fixed charges         264        299         --         --          --          --          --
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
Ratio of earnings to fixed charges      1.18      (1.91)        --         --          --          --          --
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
  Deficiency to cover fixed charges      --         871         --         --          --          --          --
                                      -----------------------------------------------------------------------------